                                                                Exhibit 10.61
LEASE

THIS LEASE, made as of the 31st day of March, 2000, by and between the Landlord and Tenant hereinafter defined in Sections 1(a) and 1(c), respectively.

W I T N E S S E T H:

1.Basic Lease Provisions.

The following sets forth basic data hereinafter referred to in this Lease and, where appropriate, constitute definitions of the terms hereinafter listed:

(a) Landlord: FCN Associates, L.L.C., a Michigan limited liability company.

(b) Landlord's Address: 26877 Northwestern Highway, Suite 101, P.O. Box 70, Southfield, Michigan 48037-0070.

(c) Tenant: MGC Communications, Inc. d/b/a Mpower Communications Corp., a Nevada corporation.

(d) Tenant's Address: 3301 North Buffalo Drive, Las Vegas, Nevada 89129

(e) Building: That certain office building known as 300 Galleria Officentre located in the City of Southfield, County of Oakland and State of Michigan.

(f) Demised Premises: The premises known as Suite 100, located on the first floor of the Building, containing approximately 12,079 square feet of usable floor area and 13,529 square feet of rentable floor area as shown on the floor plan attached hereto as Exhibit "A".

(g ) Commencement Date: June 1, 2000 (provided that in the event Tenant shall occupy the switch room area prior to June 1, 2002, the Lease shall commence on a pro-rata basis as to the switch room area and any ancillary areas used in connection therewith on the date Tenant so occupies the switch room area).

(h) Expiration Date: The last day of the one hundred twentieth (120th) complete calendar month following the Commencement Date.

(i) Basic Rental:

a. For the period beginning on the Commencement Date and ending on May 31, 2001, Basic Rental shall be $25,930.58 per month ($23.00 per square foot per annum), provided in the event the Lease shall commence as to the switch room area and ancillary areas prior to June 1, 2000 pursuant to Section 1(g) above, then the Basic Rental payable for the period beginning on the Commencement Date and ending on May 31, 2000 shall be prorated based upon the total rentable area of the switch room area and ancillary areas so occupied;

b. For the period beginning on June 1, 2001 and ending on May 31, 2002, Basic Rental shall be $26,494.29 per month ($23.50 per square foot per annum);

c. For the period beginning on June 1, 2002 and ending on May 31, 2003, Basic Rental shall be $27,058.00 per month ($24.00 per square foot per annum);

d. For the period beginning on June 1, 2003 and ending on May 31, 2004, Basic Rental shall be $27,621.71 per month ($24.50 per square foot per annum);

e. For the period beginning on June 1, 2004 and ending on May 31, 2005, Basic Rental shall be $28,185.42 per month ($25.00 per square foot per annum);

f. For the period beginning on June 1, 2005 and ending on May 31, 2006, Basic Rental shall be $28,749.13 per month ($25.50 per square foot per annum);

g. For the period beginning on June 1, 2006 and ending on May 31, 2007, Basic Rental shall be $29,312.83 per month ($26.00 per square foot per annum);

h. For the period beginning on June 1, 2007 and ending on May 31, 2008, Basic Rental shall be $29,876.54 per month ($26.50 per square foot per annum);

i. For the period beginning on June 1, 2008 and ending on May 31, 2009, Basic Rental shall be $30,440.25 per month ($27.00 per square foot per annum); and

j. For the period beginning on June 1, 2009 and ending on May 31, 2010, Basic Rental shall be $31,003.96 per month ($27.50 per square foot per annum).

(j) Base Expenses: Expenses (as defined in Section 14.1(a) hereof) incurred for the 2000 calendar year.

(k) Deposit: $31,003.96.

(l) Renewal Option: Two (2) five (5)-year options (see Article 29 hereof).

(m) Tenant Improvement Allowance. $90,238.43 ($6.67 per rentable square foot).

2. Demised Premises.

2.1 Landlord, in consideration of the rents to be paid and the covenants to be performed by Tenant, and upon and subject to the terms and provisions herein set forth, does hereby lease unto Tenant the demised premises described in Section 1(f) hereof together with the non-exclusive right and easement to use the exterior and interior common and public areas and facilities which may from time-to-time be furnished by Landlord, including parking areas and decks (other than the enclosed parking garage), in common with Landlord and the tenants and occupants (their agents, employees, customers and invitees) of the Building and of adjacent buildings now or hereafter constructed (such exterior and interior common areas and facilities to be hereinafter referred to as the "common areas").

2.2 Landlord reserves the right (a) to designate certain parking areas for the exclusive use of designated tenants or for short term parking, (b) to make changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the demised premises) and the fixtures and equipment thereof as well as the interior and exterior common areas, including the construction of additional buildings and parking decks; (c) to eliminate, substitute and/or rearrange the interior and exterior common areas as Landlord deems appropriate in its discretion, and (d) to erect, maintain and use pipes, ducts, conduits and wires in and through the demised premises in locations which will not materially interfere with Tenant's use thereof.

2.3 Landlord hereby grants to Tenant, with no additional payment to Landlord, the right, at Tenant's sole cost and expense, and on a non-exclusive basis, to install and operate such conduits, fiber optic and other cables and materials (the "Connecting Equipment") in the existing shafts, ducts, conduits, chases, utility closets and other facilities of the Building, as is necessary or desirable to connect Tenant’s equipment in the demised premises to Tenant's customers in the Building, to Tenant's communications network and to any local telephone company. All work by Tenant pursuant to this Section 2.3 shall be performed in accordance with Article 8 hereof. Landlord further grants to Tenant a right of access at all times to the areas where such Connecting Equipment is located for the purpose of maintaining, repairing, testing and replacing the same, provided (a) Tenant agrees to comply with Landlord's reasonable rules and regulations regarding access to the Building during non-business hours, and (b) Tenant shall not have the right to enter any other tenant space or non-public space in the Building other than the demised premises without the prior consent of Landlord.

3. Term and Construction.

3.1 The term of this Lease shall commence on the Commencement Date (as defined in Section 1(g) hereof) and expire on the Expiration Date (as defined in Section 1(h) hereof), subject to any extensions pursuant to Article 29 hereof.

3.2 Tenant shall accept the demised premises in their then "as is" condition as of the Commencement Date, and Tenant acknowledges that no representations as to the condition of the demised premises have been made by Landlord or its agents (except as expressly set forth in this Lease), and no obligations as to renovating, improving or adding to the same have been assumed by Landlord (except as expressly set forth in this Lease). Any changes, alterations or improvements which Tenant wishes to make to the demised premises shall be made at Tenant's sole cost and expense and in accordance with Article 8 and Exhibit “C” hereto. Landlord shall use its best efforts to substantially complete the Tenant Improvement Work (as defined in Exhibit "C" attached hereto) and obtain all governmental approvals required for the occupancy of the demised premises within sixty (60) days following the approval by Tenant of the Tenant Improvement Cost (as defined in Exhibit "C") subject to any long lead items

4. Basic Rental.

Tenant shall pay to Landlord as rent for the demised premises the Basic Rental set forth in Section 1(i) hereof. The installment of Basic Rental payable with respect to the first month of the term hereof shall be payable upon the execution of this Lease, and thereafter the Basic Rental shall be paid, in advance, upon the first day of each and every successive calendar month after the first month throughout the term of this Lease; provided, however, that if the Commencement Date is other than the first day of a calendar month or the Expiration Date is other than the last day of a calendar month, then the rental for such first or last fractional month shall be such portion of the monthly rental then in effect as the number of days in such fractional month bears to the total number of days in the calendar month.

5. Use and Occupancy.

The demised premises shall be used and occupied for office use and for the operation of a telecommunications facility and purposes incidental thereto and for no other purposes without the written consent of Landlord. Tenant shall comply with all requirements of the insurance policies, the American Insurance Association and the National Fire Protection Association relating to the demised premises and the Building, and Tenant shall not use the demised premises in any manner which will in any way increase the existing rate of, or otherwise affect, any fire or other insurance upon the demised premises or the Building, or adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenants or occupants of the Building or with the proper and economical rendition of any such service. Tenant shall not use the demised premises for any purpose in violation of any law, municipal ordinance, or regulation, nor shall Tenant perform any acts or carry on any practices which may injure or cause waste in or about the demised premises or the Building or be a nuisance, disturbance or menace to the other tenants of the Building. Tenant shall not use, store or place in or upon the demised premises any toxic or hazardous substances or materials. Tenant shall comply with any occupancy certificate or directive issued pursuant to any law by any public officer as well as the provisions of all recorded documents affecting the demised premises, insofar as they relate to the condition, use or occupancy of the demised premises. If any use of the demised premises shall cause the rate of insurance on the Building to be increased, Tenant shall pay the amount of any such increase.

6. Utilities and Services.

6.1 Landlord will arrange for the furnishing of electricity to the demised premises, and Tenant shall pay for such electricity at the applicable secondary rates dictated by Detroit Edison. Such charge to Tenant for electricity shall be payable, as additional rent, in monthly installments payable within thirty (30) days following receipt of an invoice from Landlord.

6.2 Landlord shall furnish the demised premises with (a) heat, ventilation and air conditioning to the extent required for the occupancy of the demised premises to standards of comfort, and during such hours, as reasonably determined by Landlord for the Building (which hours, until Landlord shall otherwise designate, shall be from 7:00 a.m. to 7:00 p.m. on weekdays and from 8:00 a.m. to 3:00 p.m. on Saturdays; in each case except holidays), or as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, provided Landlord shall not be required to provide supplemental ventilation and air conditioning to the demised premises required by reason of heat generating equipment or lighting other than building standard lights, or if the demised premises shall be occupied by a number of persons in excess of the design criteria of the air conditioning system, or to accommodate any other extraordinary ventilation or air conditioning requirements of Tenant, and (b) elevator service. It is understood and agreed that the Basic Rental does not include janitorial services in the demised premises. In the event Tenant desires to receive janitorial services in any portion of the demised premises, Tenant shall pay the cost of such services. In addition, Landlord shall replace all burned out fluorescent (only) tubes, ballasts and starters.

Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated or an actual or constructive eviction or partial eviction be deemed to have occurred by reason of: (1) the installation, use or interruption of use, of any equipment in connection with the furnishing of any of the foregoing services, (2) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the demised premises or to the Building, or (3) any limitation, curtailment, rationing or restriction on use of water, electricity, steam, gas or any other form of energy serving the demised premises or the Building. Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services.

Notwithstanding the preceding paragraph, in the event that Tenant is prevented from using, and does not use, the demised premises or any portion thereof, for more than five (5) consecutive business days as a result of any failure of Landlord to provide services to the demised premises as a result of the negligence or willful act of Landlord, its agents, contractors or employees, then Tenant's Basic Rental and additional rent shall be abated or reduced, as the case may be, after expiration of the 5-day period for such time that Tenant continues to be so prevented from using the demised premises or a portion thereof, in the proportion that the rentable area of the portion of the demised premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the demised premises.

6.3 Tenant shall pay, as additional rent, the cost of providing (i) all heating, ventilating and air conditioning, including all related utility costs, to the demised premises in excess of that required to be provided by Landlord pursuant to Section 6.2 hereof, provided Landlord shall have no obligation to provide heating, ventilating or air conditioning to the extent same cannot be provided utilizing the existing equipment servicing the Building, (ii) janitorial service in excess of the service required to be provided by Landlord pursuant to Section 6.2 hereof, and (iii) any other special service required by reason of Tenant's use of the demised premises during other than normal business hours or for other than normal office purposes. Tenant shall notify Landlord in writing at least forty-eight (48) hours prior to the time it requires heating, ventilating and air conditioning during periods the same are not otherwise furnished by Landlord pursuant to Section 6.2 hereof.

7. Repairs.

7.1 Landlord shall maintain (i) the common areas, including any lobbies, stairs, elevators, corridors and restrooms, (ii) the windows and exterior walls, roofs, foundations and structure of the Building, and (iii) the mechanical, plumbing and electrical equipment servicing the Building, in good order and condition as reasonably determined by Landlord. Notwithstanding the foregoing, Tenant shall pay the cost of any repairs occasioned by the act, neglect or default of Tenant, its agents, employees, invitees and contractors.

7.2 Subject to the provisions of Section 7.1 hereof, Tenant shall keep the demised premises and every part thereof (including any special equipment installed in the demised premises such as supplemental HVAC equipment, transformers, plumbing, and fire extinguishers, and any other alterations, additions or improvements, whether installed by Landlord or Tenant) in good condition and repair. All repairs made by or on behalf of Tenant shall be made and performed in such manner as Landlord may designate, by contractors or mechanics approved by Landlord and in accordance with the rules and regulations relating thereto annexed to this Lease as Exhibit "B" and all applicable laws, codes and regulations. Subject to the provisions of Article 8 hereof regarding the obligation to restore improvements, Tenant shall, at the end of the term hereof, surrender to Landlord the demised premises in the same condition as when received, except for ordinary wear and tear, repairs required to be made by Landlord, and damage by fire, earthquake, act of God or the elements. Landlord has no obligation, and has made no promise, to alter, remodel, improve, repair, decorate or paint the demised premises or any part thereof and no representations respecting the condition of the demised premises or the Building have been made by Landlord to Tenant except as expressly set forth herein.

7.3 In the event that Landlord shall deem it necessary or be required by any governmental authority to repair, alter, remove, reconstruct or improve any part of the demised premises or of the Building, then the same shall be made by Landlord with reasonable dispatch (unless the same shall result from Tenant's act, neglect, default or mode of operation, in which event Tenant shall make all such repairs, alterations and improvements or, at Landlord's option, Landlord shall make such repairs, alterations and improvements and shall be promptly reimbursed by Tenant for the cost incurred by Landlord in so doing), and should the making of such repairs, alterations or improvements cause any interference with Tenant's use of the demised premises, such interference shall not relieve Tenant from the performance of its obligations hereunder nor shall such interference be deemed an actual or constructive eviction or partial eviction or result in an abatement of rental. Notwithstanding the preceding sentence, in the event that Tenant is prevented from using, and does not use, the demised premises or any portion thereof, for more than five (5) consecutive business days as a result of Landlord's performance of such work, then Tenant's Basic Rental and additional rent shall be abated or reduced, as the case may be, after expiration of the 5-day period for such time that Tenant continues to be so prevented from using the demised premises or a portion thereof, in the proportion that the rentable area of the portion of the demised premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the demised premises.

8. Alterations.

Tenant shall not make any alterations, additions or improvements to the demised premises (whether or not the same may be structural in nature) or attach any fixtures or equipment thereto without Landlord's prior written consent, which consent shall not be unreasonably withheld. All such alterations, additions or improvements shall be performed by contractors or mechanics approved by Landlord (which approval shall not be unreasonably withheld) and in accordance with the rules and regulations annexed hereto as Exhibit "B" and all applicable laws, codes and regulations. Tenant shall furnish Landlord with such sworn statements and waivers of lien as Landlord shall request in connection with such work and shall comply with such other reasonable safeguards and controls as Landlord shall require. Any such alterations, additions or improvements made by either party hereto to the demised premises shall become the property of Landlord upon their installation or completion and shall remain upon, and be surrendered with, the demised premises at the expiration or termination of this Lease (except that Tenant shall have the right to remove any trade equipment, emergency generator and/or supplemental HVAC equipment installed by Tenant at Tenant’s cost and expense, provided (i) Tenant shall repair any damage caused by such removal, and (ii) in the event Tenant desires to remove supplemental HVAC equipment servicing a particular area, Tenant shall restore the base building system in such area, including ductwork, diffusers and VAV boxes, to the extent such improvements existed as of the date hereof). Notwithstanding the foregoing, (i) Landlord may require Tenant to remove any additions made by Tenant to the demised premises after the completion of the Tenant Improvements (as defined in Exhibit “C”) and to repair any damage caused by such removal (so long as Landlord shall have indicated that such removal and restoration may be required at the time Landlord consented to such addition), and (ii) if Tenant has not removed its property and equipment within ten (10) days after the expiration or termination of this Lease, Landlord may elect to retain the same as abandoned property.

9. Insurance and Indemnification.

9.1 Landlord shall provide and keep in force, or cause to be provided or kept in force, during the term hereof: (a) commercial general liability insurance with respect to Landlord's operation of the Building and the common areas for bodily injury or death and damage to property of others; (b) fire insurance (including standard extended coverage endorsement perils and leakage from fire protection devices) in respect of the Building and the common areas, excluding Tenant's trade fixtures, equipment, personal property and leasehold improvements; and (c) loss of rental income insurance; together with such other insurance as Landlord, in its sole discretion, elects to obtain. Insurance provided by Landlord shall have such limits of liability, deductibles and exclusions, and shall otherwise be on such terms and conditions as Landlord shall from time to time determine reasonable and sufficient. Tenant acknowledges that Landlord's loss of rental income insurance may provide that (i) payments thereunder by the insurer will be limited to a period of twelve (12) months following the date of any destruction and damage, and (ii) no insurance proceeds will be payable thereunder in the case of destruction or damage caused by any occurrence other than fire and other risks included in the standard extended coverage endorsement perils of a fire insurance policy.

9.2 Tenant shall indemnify and hold Landlord harmless from any damage to any property or injury to or death of any person occurring in, upon or about the demised premises, unless caused by the negligence or willful act of Landlord, its agents or employees. The foregoing indemnity obligation of Tenant shall include reasonable attorney's fees, investigation costs and all other costs and expenses incurred from the first notice that any claim or demand is to be made or may be made. The provisions of this Section 9.2 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

9.3 Tenant shall procure and keep in effect commercial general liability insurance, including property damage and contractual liability, on an occurrence basis with bodily injury and property damage combined single limits of liability of not less than Two Million Dollars ($2,000,000) per occurrence, insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the demised premises and all areas appurtenant thereto. From time to time, Tenant shall increase the limits of such policies to such higher limits as Landlord shall reasonably require.

9.4 Tenant shall procure and keep in effect fire insurance (including standard extended coverage endorsement perils and leakage from fire protection devices) for the full replacement cost of Tenant's trade fixtures, equipment, personal property and any leasehold improvements installed by Tenant.

9.5 Tenant shall deliver policies of the insurance required pursuant to Sections 9.3 and 9.4 hereof or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of the then current policies. Such insurance shall name Landlord as an additional insured, shall specifically include the liability assumed hereunder by Tenant, and shall provide that it is primary insurance and not excess over, or contributory with, any other valid, existing and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days notice from the insurer prior to any cancellation or change of coverage.

10. Assignment and Subletting.

10.1 Except as expressly permitted pursuant to this Article 10, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, assign, transfer, hypothecate, or mortgage this Lease or any interest herein or sublet the demised premises or any part thereof, or permit the use of the demised premises by any party other than Tenant. Any assignment, transfer (including transfers by operation of law or otherwise), hypothecation, mortgage, or subletting without such written consent shall give Landlord the right to terminate this Lease and to re-enter and repossess the demised premises, but Landlord's right to damages shall survive. No consent by Landlord to any assignment, transfer, hypothecation, mortgage or subletting on any one occasion shall be deemed a consent to any subsequent assignment, transfer, hypothecation, mortgage or subletting by Tenant or by any successors, assigns, transferees, mortgagees or sublessees of Tenant. The acceptance of rental by Landlord from any other person shall not be deemed a waiver by Landlord of any provision hereof. In the event of any such assignment, transfer, hypothecation, mortgage or subletting (including pursuant to Section 10.3 hereof), Tenant shall remain fully and primarily liable to perform all of the obligations of Tenant under this Lease and in the event of a default hereunder, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.

10.2 If at any time or from time to time during the term of this Lease, Tenant desires to sublet all or any part of the demised premises or to assign this Lease, Tenant shall give notice to Landlord ("Tenant's Subletting Notice") setting forth the proposed subtenant or assignee and the terms of the proposed subletting or assignment. Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant's Subletting Notice is received, (a) to consent or refuse to consent thereto, (b) if Tenant's request relates to a subletting, to terminate this Lease as to the portion of the demised premises to be sublet, or (c) if Tenant's request relates to an assignment, to terminate this Lease. In the event Landlord shall consent to the proposed subletting or assignment, Tenant shall be free for a period of one hundred eighty (180) days thereafter to sublet such space or to assign this Lease, provided that the subtenant or assignee and the terms of the sublease or assignment shall be as set forth in Tenant's Subletting Notice.

In the event Tenant shall so sublet a portion of the demised premises or assign this Lease, fifty percent (50%) of all of the sums or other economic consideration received by Tenant as a result of such subletting or assignment, whether denominated rentals or otherwise under the sublease or assignment, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the demised premises subject to such sublease for the period of time covered by such sublease and after deducting therefrom the costs incurred by Tenant in connection with such sublease or assignment, such as brokerage commissions and tenant improvement costs) shall be payable to Landlord as additional rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.

10.3 Notwithstanding the provisions of Sections 10.1 and 10.2 hereof, (i) Tenant may assign this Lease or sublet the demised premises or any portion thereof, without Landlord's consent and without extending any option to Landlord, to any entity which controls, is controlled by or is under common control with Tenant, provided that said assignee assumes, in full, the obligations of Tenant under this Lease, and (ii) Tenant shall have the right to enter into co-location and similar agreements, without Landlord’s consent and without extending any option to Landlord, with certain suppliers, licensees and customers of Tenant to permit such parties to install certain communications equipment in the demised premises in order to interconnect with Tenant’s equipment or to permit Tenant to manage or operate such parties’ equipment, or as may be required pursuant to applicable law.

10.4 Notwithstanding anything to the contrary contained herein, Tenant shall not have the right to assign this Lease or sublet any portion of the demised premises (including pursuant to Section 10.3 hereof) (i) for any medical or dental use, (ii) to any governmental or quasi-governmental agency, (iii) for any use which will generate substantially more pedestrian or automobile traffic than that generated by Tenant, (iv) in violation of any recorded restrictions applicable to the Building, (v) in violation of any provisions of any leases covering the Building or adjacent buildings, nor (vi) for any use which is incompatible with the operation of a first-class office building.

11. Damage or Destruction.

11.1 In the event the demised premises or any portion of the Building necessary for Tenant's use of the demised premises are damaged or destroyed in whole or in part during the term hereof by fire or other casualty insured against by Landlord's fire and extended coverage insurance policy covering the Building, Landlord shall, at its own cost and expense, repair and restore the same to tenantable condition with reasonable dispatch, and during such time as any portion of the demised premises is unusable by reason of such damage, the rent herein provided shall abate in such proportion as that part of the demised premises so rendered unusable bears to the entire demised premises.

11.2 Notwithstanding the provisions of Section 11.1 hereof, if, in the reasonable opinion of Landlord, (i) the demised premises cannot be restored to tenantable condition within a period of one hundred twenty (120) days following the commencement of such restoration work, and/or (ii) the cost of performing such restoration work exceeds the proceeds of such insurance by more than One Hundred Thousand Dollars ($100,000), then Landlord shall not be required to make any repairs and Landlord shall have the right to terminate this Lease upon written notice to Tenant within sixty (60) days after the date of such fire or other casualty, in which event (i) this Lease shall terminate ninety (90) days following Tenant’s receipt of such notice and Landlord and Tenant shall be released from any and all liability thereafter accruing hereunder, and (ii) Tenant shall remove any equipment or personal property from the demised premises within ninety (90) days following receipt of such notice.

11.3 If the demised premises are to be repaired under this Article 11, Landlord shall repair any injury or damage to the Building itself and the leasehold improvements in the demised premises to be constructed or installed by Landlord, excluding leasehold improvements in excess of building standard. Tenant shall perform, and pay the cost of, repairing any other improvements in the demised premises and shall be responsible for carrying such casualty insurance as it deems appropriate with respect to such other improvements. Tenant shall, at its own cost and expense, remove such of its furniture and other belongings from the demised premises as Landlord shall require in order to repair and restore the demised premises.

11.4 Landlord and Tenant do hereby waive and release each other of and from any and all rights of recovery, claims, actions or causes of action, against each other, their agents, officers and employees, for any loss or damage that may occur (including, without limitation, loss or damage to the demised premises, the Building, leasehold improvements, personal property, furniture and fixtures) by reason of fire, the elements or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin. Landlord and Tenant shall each obtain from their respective insurers under all policies of fire insurance maintained by either of them a waiver of all rights of subrogation which the insurer of one party might have against the other party consistent with the foregoing waiver, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver from their respective insurers.

12. Eminent Domain.

If all or any substantial part of the demised premises shall be taken by any public authority under the power of eminent domain, then this Lease shall terminate as to the part so taken as of the date possession of that part shall be taken, and Landlord and Tenant shall each have the right to terminate this Lease upon written notice to the other, which notice shall be delivered within thirty (30) days following the date notice is received of such taking. In the event that neither party hereto shall terminate this Lease, Landlord shall, to the extent the proceeds of the condemnation award are available (other than any proceeds awarded for the value of any land taken), make all necessary repairs to the demised premises and the Building to render and restore the same to a complete architectural unit and Tenant shall continue in possession of the portion of the demised premises not taken under the power of eminent domain, under the same terms and conditions as are herein provided, except that the rent reserved herein shall be reduced in direct proportion to the amount of the demised premises so taken. All damages awarded for such taking shall belong to and be the property of Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold or to the fee of the demised premises; provided, however, Landlord shall not be entitled to any portion of the award made separately to Tenant for removal and reinstallation of trade fixtures, loss of business, or moving expenses, provided such award to Tenant does not reduce the award otherwise payable to Landlord.

13. Rules and Regulations.

Tenant shall faithfully observe and comply with the rules and regulations set forth on Exhibit "B" annexed hereto and thereby made a part hereof, together with such other reasonable rules and regulations as Landlord shall promulgate from time to time which are of uniform applicability to all tenants of the Building and of which Tenant shall have received notice. Landlord shall not be responsible to Tenant for the noncompliance by any other tenant or occupant of the Building with any such rules and regulations.

14. Expenses and Taxes.

14.1 The following terms shall have the following meanings:

(a) The term "Expenses" shall mean the actual cost incurred by Landlord with respect to the operation, maintenance, repair, replacement and administration of the Building and the common areas, including, without limitation, (i) the costs incurred for air conditioning, mechanical ventilation, and heating of the Building and the common areas; cleaning (including janitorial services, but excluding janitorial services within premises leased to tenants); rubbish removal; snow removal; general landscaping and maintenance; window washing; elevators; escalators; porters and matron services; electric current; management fees; protection and security services; repairs, replacement, and maintenance; insurance; supplies; wages, salaries and employee benefits respecting service and maintenance employees and management staff; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees and staff; sales, use and other similar taxes; Landlord's Michigan Single Business Tax; water rates and sewer charges and personal property taxes; depreciation of movable equipment and personal property which is, or should be, capitalized on the books of Landlord, and the cost of movable equipment and personal property which need not be so capitalized, as well as the cost of maintaining all such movable equipment and personal property; and any other costs, charges and expenses which, under generally accepted accounting principles and practices, would be regarded as maintenance and operating expenses, (ii) the cost of any capital improvements made to the Building or the common areas by Landlord after the Commencement Date that are intended to reduce other Expenses, or made to the Building or the common areas by Landlord after the date of this Lease that are required under any governmental law or regulation which was not applicable to the Building and the common areas as of the Commencement Date, such cost to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate set forth in Section 14.4 hereof, and (iii) Taxes (as defined in Section 14.1(b) hereof).

Expenses shall not include depreciation on the Building or the common areas other than as set forth above; costs of services or repairs, replacements and maintenance which are paid for by proceeds of insurance, by other tenants (in a manner other than as provided in this Article 14), or third parties; tenant improvements; real estate brokerage commissions; interest; and capital items other than replacements and those referred to in clause (ii) above. Those Expenses for a given calendar year which vary with the occupancy of the Building, shall be adjusted in accordance with Landlord's reasonable estimate of what Expenses for such calendar year would have been had the total Building been occupied and had the total Building been furnished all services for the entire such calendar year. In the event any common areas service more than one building in the Galleria Officentre complex, the Expenses relating to such common areas shall be allocated among the buildings served thereby in a fair and equitable manner.

(b) The term "Taxes" shall mean the amount of all ad valorem real property taxes and assessments, special or otherwise, levied upon, or with respect to, the Building and the common areas, or the rent and additional charges payable hereunder, imposed by any taxing authority having jurisdiction. Taxes shall also include all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real property taxes as revenue sources and which in whole or in part are measured or calculated by or based upon the Building, the freehold and/or leasehold estate of Landlord or Tenant, or the rent and other charges payable hereunder. Taxes shall include any expenses incurred by Landlord in determining or attempting to obtain a reduction of Taxes. Taxes shall be allocated to the calendar year in which same first become due.

(c) The term "Base Expenses" shall mean Expenses incurred for the 2000 calendar year.

(d) The term "Additional Expenses" for any given calendar year shall mean the amount, if any, by which the Expenses incurred by Landlord in such calendar year shall exceed Base Expenses.

(e) The term "Tenant's Share" shall mean the percentage arrived at by dividing the total square footage of rentable floor area in the demised premises by the total square footage of rentable floor area in the Building (including the demised premises). In the event the Building shall be increased or decreased during the term hereof, Tenant's Share shall be adjusted accordingly.

14.2 Tenant shall pay to Landlord, as additional rental, Tenant's Share of Additional Expenses in the manner and at the times herein provided.

Prior to the beginning of each calendar year, or as soon thereafter as practicable, Landlord shall give Tenant notice of Landlord's estimate of Tenant's Share of Additional Expenses for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, together with the payments of Basic Rental, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amount, provided that until such notice is given, Tenant shall continue to pay the amount currently payable pursuant hereto. Landlord, at its option, may elect to request quarterly or semi-annual estimated payments by Tenant in lieu of monthly estimated payments.

Within one hundred eighty (180) days after the close of each calendar year, or as soon after such one hundred eighty (180) day period as practicable, Landlord shall deliver to Tenant a statement prepared by Landlord of Tenant's Share of Additional Expenses. If on the basis of such statement, Tenant owes an amount which is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit such excess amount against the next payment(s) due from Tenant to Landlord of Additional Expenses. If on the basis of such statement, Tenant owes an amount which is more than the estimated payments for such calendar year with respect to Additional Expenses previously made by Tenant, Tenant shall pay the deficiency to Landlord within fifteen (15) days after delivery of such statement.

If the Commencement Date shall be other than the first day of a calendar year or the Expiration Date shall be other than the last day of a calendar year, Tenant's Share of Additional Expenses which is applicable to the calendar year in which such commencement or termination shall occur shall be prorated on the basis of the number of calendar days within such year as are within the term hereof.

14.3 In addition to the monthly rental and other charges to be paid by Tenant hereunder, Tenant shall pay (or reimburse Landlord if paid by Landlord) for any and all taxes (other than net income taxes and taxes included within Taxes) whether or not now customary or within the contemplation of the parties hereto upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the demised premises or by the cost or value of any leasehold improvements made in or to the demised premises by or for Tenant (other than the Tenant Improvements) regardless of whether title to such improvements shall be in Tenant or Landlord. Tenant shall have the right to contest the amount of any taxes assessed upon the equipment, furniture, fixtures and personal property in the demised premises, provided Tenant first pays the amount assessed in a timely manner.

14.4 Except as above provided, all rental and additional rental shall be paid to Landlord without notice or demand and without deduction or offset, in lawful money of the United States of America at Landlord's address for notices hereunder or to such other person or at such other place as Landlord may from time to time designate in writing. All amounts payable by Tenant to Landlord hereunder, if not paid within ten (10) days following the date payment is due, shall bear interest from the due date until paid at a rate equal to two percent (2%) in excess of the then current "prime rate" of Michigan National Bank (or one (1) of the other five (5) largest banks in the metropolitan Detroit area), but not in excess of the highest rate permitted by applicable law. If no such prime rate is announced by Michigan National Bank (or any of such five (5) largest banks), the prime rate shall be deemed to be twelve percent (12%). Any and all money and charges required to be paid by Tenant pursuant to the terms of this Lease shall be paid as additional rental whether or not the same may be designated "additional rental" herein.

15. Quiet Enjoyment.

Landlord warrants that Tenant, upon paying the rental and other charges due hereunder and performing all of Tenant's obligations under this Lease, shall peacefully and quietly hold, occupy and enjoy the demised premises throughout the term hereof, without molestation or hindrance by any person holding under or through Landlord, subject, however, to the provisions of this Lease and to any mortgages or ground or underlying leases referred to in Article 16 hereof. Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

16. Subordination.

16.1 This Lease is and shall be subject and subordinate, at all times, to the lien of any mortgage or mortgages which may now or hereafter be placed upon the demised premises, the Building or the land, and to all advances made or hereafter to be made upon the security thereof and to the interest thereon, and to any agreements at any time made modifying, supplementing, extending or replacing any such mortgages. At the option of a purchaser at a foreclosure sale, this Lease shall remain in full force and effect after, and not be extinguished by, the foreclosure of any such mortgage, and Tenant shall attorn to the purchaser at the foreclosure sale under all of the terms, conditions and covenants of this Lease for the balance of the term hereof, provided if this Lease is deemed terminated and extinguished by such a foreclosure, at the option of a purchaser at a foreclosure sale, Tenant shall enter into a new lease with the purchaser at the foreclosure sale upon the same terms and conditions as this Lease, except that the term of the new lease shall be equal to what would have been the balance of the term of this Lease had it not been terminated. Notwithstanding the foregoing, at the request of the holder of any of the aforesaid mortgage or mortgages, this Lease may be made prior and superior to such mortgage or mortgages.

16.2 At the request of Landlord or any mortgagee of the Building, Tenant shall execute and deliver such further instruments as may be reasonably required to implement the provisions of this Article 16.

17. Nonliability of Landlord.

17.1 Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the area adjacent to, or connected with, the demised premises or any part of the Building, or for any loss or damage resulting to Tenant or its property from theft or a failure of the security systems in the Building, or from burst, stopped or leaking water, gas, sewer or steam pipes, or for any damage or loss of property within the demised premises from any cause whatsoever; and no such occurrence shall be deemed to be an actual or constructive eviction from the demised premises or result in an abatement of rental unless caused by the gross negligence or willful act of Landlord, its agents or employees.

17.2 In the event of any sale or transfer (including any transfer by operation of law) of the demised premises, Landlord (and any subsequent owner of the demised premises making such a transfer) shall be relieved from any and all obligations and liabilities under this Lease except such obligations and liabilities as shall have arisen during Landlord's (or such subsequent owner's) respective period of ownership, provided that the transferee assumes in writing all of the obligations of Landlord under this Lease which arise subsequent to the transfer. Tenant shall attorn to such new owner.

17.3 If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only against the right, title and interest of Landlord in the Building and out of rents or other income from the Building receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Building, and neither Landlord nor any of the members of the entity comprising the Landlord herein or the partners thereof, nor anyone claiming by, through or under Landlord, shall be liable for any deficiency. Notwithstanding anything to the contrary contained in the Lease, Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability of Landlord with respect to the Lease shall never exceed the amount of $5,000,000, and Tenant shall not be entitled to any judgment in excess of such amount.

18. Waiver.

One or more waivers of any covenant, condition or provision herein contained by Landlord shall not be construed as a waiver of a subsequent breach of the same or any other covenant, condition or provision herein contained; and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant. If Landlord commences any summary or other proceeding for nonpayment of rent or the recovery of possession of the demised premises, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding, unless the failure to raise the same would constitute a waiver thereof. To the extent permitted by law, Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of, or in any way connected with, this Lease.

19. Bankruptcy.

19.1 In the event (a) Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as insolvent or shall file a petition in any proceeding seeking any reorganization, arrangements, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; (b) within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within ninety (90) days after the appointment, without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (c) this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days, then, and in any of such events, Landlord may terminate this Lease by written notice to Tenant; provided, however, if the order of court creating any of such disabilities shall not be final by reason of the pendency of such proceedings, or appeal from such order, or if the petition shall have been withdrawn or the proceedings dismissed within ninety (90) days after the filing of the petition, then Landlord shall not have the right to terminate this Lease so long as Tenant performs its obligations hereunder.

19.2 If, as a matter of law, Landlord has no right on the bankruptcy of Tenant to terminate this Lease, then if Tenant, as debtor, or its trustee, wishes to assume or assign this Lease, in addition to curing or adequately assuring (as defined below) the cure of all defaults existing under this Lease on Tenant's part on the date of filing of the proceeding, Tenant, as debtor, or the trustee or assignee, must also furnish adequate assurances (as defined below) of future performance under this Lease. For the purposes hereof, (i) "adequate assurance" of curing defaults existing as of the date of filing of the proceeding shall mean the posting with Landlord of a sum in cash sufficient to defray the cost of such a cure, and (ii) "adequate assurance" of future performance under this Lease shall mean posting a cash deposit equal to the rent and all other charges payable by Tenant hereunder (including charges payable under Article 14 hereof) for three (3) months of the term, and in the case of an assignee, assuring Landlord that the assignee is financially capable of assuming this Lease, and that its use of the demised premises will not be detrimental to the other tenants in the Building or Landlord. In a reorganization under Chapter 11 of the Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within one hundred twenty (120) days from the filing of the proceeding, or he shall be deemed to have rejected and terminated this Lease.

20. Landlord's Remedies.

20.1 In the event Tenant shall fail to pay the rent or any other obligations involving the payment of money reserved herein when due, Landlord shall give Tenant written notice of such default and if Tenant shall fail to cure such default within ten (10) days after receipt of such notice, Landlord shall, in addition to its other remedies provided herein or at law or in equity, have the remedies set forth in Section 20.3 below.

20.2 If Tenant shall be in default in performing any of the terms of this Lease other than the payment of rent or any other obligation involving the payment of money, Landlord shall give Tenant written notice of such default, and if Tenant shall fail to cure such default within thirty (30) days after the receipt of such notice, or if the default is of such a character as to require more than thirty (30) days to cure, then if Tenant shall fail within said thirty (30) day period to commence or thereafter proceed diligently to cure such default within a reasonable period of time (not to exceed ninety (90) days after the receipt of such notice), then, and in either of such events, Landlord may (at its option and in addition to its other remedies) cure such default for the account of Tenant and any sum so expended by Landlord shall be additional rent for all purposes hereunder, including Section 20.1 above, and shall be paid by Tenant with the next monthly installment of rent.

20.3  If any rent or any other obligation involving the payment of money shall be due and unpaid or Tenant shall be in default upon any of the other terms of this Lease, and such default has not been cured after notice and within the time periods provided in Sections 20.1 and 20.2 above, or if the demised premises are abandoned or vacated, then Landlord, in addition to its other remedies, shall have the immediate right to terminate this Lease and/or recover possession of the demised premises. Should Landlord elect to re-enter or take possession pursuant to legal proceedings or any notice provided for by the law, Landlord may relet the premises or any part thereof on such terms and conditions as Landlord shall in its sole discretion deem advisable. The avails of such reletting shall be applied first, to the payment of any indebtedness of Tenant to Landlord other than rent due hereunder; second, to the payment of any reasonable costs of such reletting, including the cost of any reasonable alterations and repairs to the demised premises; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should the avails of such reletting during any month be less than the monthly rent reserved hereunder, then Tenant shall during each such month pay such deficiency to Landlord. The obligations of Tenant shall survive any termination of this Lease pursuant to this Section 20.3.

20.4 All rights and remedies of Landlord hereunder shall be cumulative and none shall be exclusive of any other rights and remedies allowed by law.

20.5 If as a result of any breach or default in the performance of any of the provisions of this Lease, either party uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant from the demised premises, the prevailing party shall be reimbursed by the other party upon demand for any and all attorneys' fees and expenses so incurred by the prevailing party.

20.6 In the event Tenant shall abandon or surrender the demised premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the demised premises shall be deemed to be abandoned, or, at the option of Landlord, may be removed by Landlord at Tenant's expense.

21. Holding Over.

It is hereby agreed that in the event of Tenant holding over after the termination of this Lease, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary, and Tenant shall pay to Landlord a monthly occupancy charge equal to one hundred fifty percent (150%) of the sum of (a) the monthly Basic Rental payable hereunder for the last lease year, plus (b) all other charges payable by Tenant under this Lease for the last lease year, such charge to be payable from the expiration or termination of this Lease until the end of the calendar month in which the demised premises are delivered to Landlord in the condition required herein, and Landlord's right to damages for such illegal occupancy shall survive.

22. Entire Agreement.

This Lease shall constitute the entire agreement of the parties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect. This Lease cannot be changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of the change, modification or discharge is sought.

23. Notices.

All notices, consents, requests, demands, designations or other communications which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, or sent by U.S. Express Mail or any nationally recognized overnight carrier with a signed receipt obtained upon delivery, and addressed as follows: (a) to Tenant at the address set forth in Section 1(d) hereof with a copy to Tenant at 171 Sully’s Trail, Suite 202, Pittsford, New York, Attention: Legal Department, or to such other place as Tenant may from time to time designate in a notice to Landlord, or delivered to Tenant at the demised premises, (b) to Landlord at the address set forth in Section 1(b) hereof, or to such other place as Landlord may from time to time designate in a notice to Tenant. Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the demised premises at the time, and if no person shall be in charge of or occupying the demised premises at the time, then such service may be made by attaching the same to the main entrance of the demised premises.

24. Inability to Perform.

If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event beyond Landlord's reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease or any collateral instrument, or is unable to perform or make, or is delayed in performing or making, any installations, decorations, repairs, alterations, additions or improvements required to be performed or made under this Lease or under any collateral instrument, or is unable to fulfill, or is delayed in fulfilling, any of Landlord's other obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of rental or other charges due hereunder or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise. If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event beyond Tenant’s reasonable control, Tenant is unable to perform its obligations under this Lease (other than Tenant’s obligations to pay rent hereunder), Tenant shall be excused from the performance of such obligations for the period of any delay caused by any such event.

25. Security Deposit.

Upon the execution of this Lease, Tenant has deposited with Landlord the amount set forth in Section 1(k) hereof (hereinafter referred to as the "Deposit"). The Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may, but shall have no obligation to, use, apply or retain all or any portion of the Deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, Tenant shall, within ten (10) days after demand therefor, deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof. Landlord shall not be required to keep the Deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the term hereof and after Tenant has vacated the demised premises. No trust relationship is created herein between Landlord and Tenant with respect to the Deposit.

26. Liens.

Any mechanic's lien filed against the demised premises or the Building for work claimed to have been done or materials claimed to have been furnished to Tenant shall be discharged by Tenant within ten (10) days thereafter. For the purposes hereof, the bonding of such lien by a reputable casualty or insurance company reasonably satisfactory to Landlord shall be deemed the equivalent of a discharge of any such lien. Should any action, suit, or proceeding be brought upon any such lien for the enforcement or foreclosure of the same, Tenant shall defend Landlord therein, by counsel satisfactory to Landlord, and pay any damages and satisfy and discharge any judgment entered therein against Landlord.

27. Entry by Landlord.

27.1 Landlord and its designees may enter the demised premises at reasonable hours and upon reasonable notice (except in the event of an emergency or any entry to perform janitorial services requested by Tenant) to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders or tenants, (c) determine whether Tenant is complying with all of its obligations hereunder, (d) supply janitorial service and any other services to be provided by Landlord to Tenant hereunder, (e) post notices of nonresponsibility, and (f) make repairs to the demised premises, to any adjoining space or to any other portion of the Building, provided that all such work shall be done as promptly as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to, or interference with, Tenant's business, any loss of occupancy or quiet enjoyment of the demised premises or any other loss occasioned by such entry.

27.2 Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the demised premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in any emergency in order to obtain entry to the demised premises, and any entry to the demised premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the demised premises or an eviction, actual or constructive, of Tenant from the demised premises, or any portion thereof.

28. Estoppel Certificate.

At any time and from time to time upon ten (10) days prior request by Landlord, Tenant will promptly execute, acknowledge and deliver to Landlord, a certificate indicating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b) that Tenant is in occupancy of the demised premises and any work to be performed by Landlord has been satisfactorily completed, (c) the date to which rental and other sums payable hereunder have been paid, (d) that neither Landlord nor Tenant is in default under this Lease and Tenant knows of no fact which with the passage of time or giving of notice would constitute such a default by Landlord or Tenant, (e) there are no actions, whether voluntary or otherwise, pending, or to its knowledge threatened, against Tenant under the bankruptcy laws of the United States or any state thereof, and (f) such other matters as may be requested by Landlord or its mortgagee. Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building or any part thereof. In the event Tenant shall fail to deliver the certificate within the time period stated above, such failure shall be a default under this Lease and Tenant shall be deemed to have confirmed as true the matters stated in (a) through (e) above.

29. Option to Renew.

Provided that Tenant is not in default under any of the terms and conditions of this Lease, then Tenant shall have the right to extend the term of this Lease for two (2) additional terms of five (5) years each, by giving Landlord written notice of its intention to exercise such option right not later than six (6) months prior to the expiration of the then current term. In the event Tenant shall so exercise any such option to extend the term, then the term of this Lease shall be extended for an additional five (5) years upon the same terms and conditions stated herein, except that the Basic Rental payable with respect to such option period pursuant to Article 4 hereof shall be the prevailing rent in effect at the time such option is exercised for a term beginning and ending at the same time as such renewal term for comparable space in the Galleria Officentre complex, provided that in no event shall the annual Net Rental (as hereinafter defined) payable for the renewal term be less than the Net Rental payable for the last year of the preceding term. The term "Net Rental" for a year shall mean the difference between the Basic Rental payable for such year and the total dollar equivalent of Base Expenses applicable for such year (assuming Tenant pays separately for certain services as provided in Article 6 hereof).

30. Emergency Generator.

Tenant shall have the right, at its sole cost and expense, to install an emergency generator (the "Mpower Generator") in a location designated by Landlord, subject to the following:

a. Tenant shall first obtain such governmental approvals, authorizations and permits as are required to install and operate the Mpower Generator.

b. All plans and specifications for the installation of the Mpower Generator and its connection to the demised premises must be approved, in advance, by Landlord. The installation of the Mpower Generator shall be performed in a manner approved by Landlord.

c. Tenant shall pay the entire cost of installing the Mpower Generator, including any modifications to the generator area required to accommodate and screen the Mpower Generator.

d. Tenant shall maintain the Mpower Generator and any related equipment, at its sole cost and expense, in good order and condition and will repair any damage to the Building and/or any other equipment caused by the Mpower Generator and/or the installation thereof. Landlord shall not be liable to Tenant or to any other person for any loss or damage to the Mpower Generator regardless of cause, other than the negligence or acts of Landlord, its agents or employees.

e. Tenant shall have the right to install a diesel generator, provided (i) any fuel tank shall be located above ground and within the frame of the generator, (ii) Tenant shall install such spill protection and other tank monitoring devices as shall be required by governmental codes and regulations, (iii) Tenant shall provide Landlord with copies of all warranties and evidence of any testing required by law, and (iv) Tenant shall indemnify Landlord from and against any and all costs and liability arising from a leak from such fuel tank, including, without limitations, any clean-up costs.

f. Upon the termination of the Lease, Tenant will have the right to remove the Mpower Generator, provided, (i) the Mpower Generator is removed within thirty (30) days following the termination of the Lease, and (ii) Tenant shall repair all damage to the Building and/or any other equipment caused by the removal of the Mpower Generator.

31. Miscellaneous.

31.1 The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

31.2 Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, or option for, lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

31.3 The agreements, conditions and provisions herein contained shall, subject to the provisions of Articles 10 and 17 hereof, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto.

31.4 Tenant shall not, without the consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the demised premises. Landlord reserves the right to select the name of the Building and to make such changes of name as it deems appropriate from time to time.

31.5 Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and it knows of no real estate broker or agent who is entitled to a commission in connection with this Lease, other than CB Richard Ellis. Landlord and Tenant each agree to indemnify and hold the other harmless of and from any and all loss, cost, damage or expense (including, without limitation, all counsel fees and disbursements) by reason of any claim of, or liability to, any other broker claiming through it and arising out of, or in connection with, the execution and delivery of this Lease.

31.6 If any provisions of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Lease and all such other provisions shall remain in full force and effect.

31.7 This Lease shall be governed by, and construed in accordance with, the laws of the State of Michigan.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

WITNESSES:  FCN ASSOCIATES, L.L.C.
By Nemer Management Co., Inc.
Managing Agent

Milford Nemer                                      By: /s/ Milford Nemer
Milford Nemer, President
                                                                                                (Landlord)

MGC COMMUNICATIONS, INC. d/b/a MPOWER
COMMUNICATIONS CORP.

By:/s/________________________
Title: SVP - Engineering Operations
(Tenant)

EXHIBIT "A"

Diagram

EXHIBIT "B"

RULES AND REGULATIONS

A. Wherever the word "Tenant" or "Landlord" appears herein, it is understood and agreed that it shall mean their agents, associates, employees, customers, visitors and invitees.

B. The exterior and interior common areas of the Building, including all sidewalks, entrances, corridors, elevators, stairways and the atrium, shall not be obstructed or used for any purpose other than access to and from the demised premises. Parking areas shall be used only for transient parking by tenants, their employees and visitors and shall not be used for storage of vehicles, for parking vehicles during non-business hours or for parking large commercial or recreational vehicles. Tenant shall comply with all other restrictions on the use of certain parking spaces, including spaces reserved for designated parties or for short term parking. Landlord shall not be responsible or liable for any damage to, or theft of, vehicles parked in the parking area.

C. Landlord has the right to control access to the Building and to refuse admittance during non-business hours determined by Landlord to any person or persons without satisfactory identification or a pass issued by Landlord. Tenant shall comply with all regulations promulgated by Landlord regarding access to the Building during non-business hours, including, without limitation, restrictions on use of certain entrances, registration and identification procedures, and alarm procedures.

D. Landlord's employees will not perform any work outside of their regular duties unless specifically authorized to do so by Landlord.

E. No person shall disturb other occupants of the Building or other adjoining buildings by making loud or disturbing noises or by behaving in any other manner which would disturb such other occupants. Tenant shall not cause or permit unusual or objectionable odors to be produced upon or permeate from the demised premises, including any equipment emitting noxious fumes.

F. Soliciting, peddling and canvassing is prohibited in the Building and Tenant shall cooperate to prevent the same. No vending machine shall be operated in the Building without the prior written consent of Landlord.

G. All deliveries and removals of furniture, equipment or other heavy or bulky items must take place after notification to Landlord, during such hours and in such a manner as shall be determined by Landlord. Tenant shall be responsible for all damage or injury resulting from the delivery or removal of all such articles into or out of the Building or the demised premises. Tenant must arrange for the removal of all cartons, large boxes and containers from the Building and such items cannot be deposited in the dumpsters at the Building. No load shall be placed on the floor of the demised premises or in elevators in excess of the limits which shall be established by Landlord. Tenant's equipment shall be placed and operated only in locations approved by Landlord.

H. Nothing shall be attached to the interior or exterior walls of the Building or the demised premises (other than normal items weighing less than 20 pounds each) without the prior written consent of Landlord, which consent will not be unreasonably withheld. Building standard blinds shall be used in all windows and no other window treatments or objects shall be attached to, hung in or used in connection with any window or door of the demised premises without the prior written consent of Landlord. No article shall be placed on any window sill.

I. No sign, picture, lettering, notice or advertisement of any kind shall be painted or displayed on or from the windows, doors, roof, or outside walls of the Building. All of Tenant's interior sign painting or lettering shall be done in a manner approved by Landlord, and the cost thereof shall be paid by Tenant. In the event of a violation of the foregoing by any Tenant, Landlord may remove same without any liability and may charge the expense incurred for such removal to such Tenant. Landlord will provide building standard tenant identification in the building directories.

J. No additional locks shall be placed on any door in the Building without Landlord's prior written consent. All changes made to the locks on doors in the Building must be approved by Landlord and performed by the locksmith designated by Landlord. A reasonable number of keys will be furnished by Landlord and Tenant shall not make or permit any duplicate keys to be made.

K. Tenant shall not install or operate any steam or gas engine or boiler or carry on any mechanical business in the demised premises, or use oil, burning fluids, camphene or gasoline for heating or lighting, or for any other purpose (other than the diesel fuel used to operate Tenant’s generator outside of the Building). No article deemed extra hazardous on account of fire or other dangerous properties, or any explosive, shall be brought into the demised premises or the Building. Portable electric space heaters are prohibited.

L. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Building or the demised premises.

M. No marking, painting, drilling, boring, wiring, cutting or defacing of the Building or the demised premises shall be permitted without the prior written consent of Landlord. Plastic protective floor mats shall be maintained over all carpeted areas under desk chairs with casters. Any carpeting cemented down shall be installed with a releasable adhesive.

N. The electrical system and lighting fixtures in the Building and the demised premises shall not be altered or disturbed without Landlord's prior written consent specifying the manner in which it may be done and by persons authorized by Landlord. Extension cords shall not be used in the demised premises without the prior written consent of Landlord and shall, at a minimum, be 14-gauge, 3-wire, grounded, UL approved with molded ends. Hot plates (cooking) are prohibited and only approved electric coffee percolators and microwave ovens shall be permitted. Tenant shall not place any mechanical, electrical or telephone equipment in any area outside of the demised premises without the prior written consent of Landlord.

O. The toilets and other plumbing fixtures shall not be used for any purpose other than those for which they are designed. No sweepings, rubbish or other similar substances shall be deposited therein. Any repair or extra cleaning costs resulting from any misuse of the plumbing fixtures or the restrooms shall be paid by the Tenant who shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise. Toilet tissue and paper towels may not be removed from the restrooms.

P. Additional security or janitorial service required by a Tenant will be contracted through Landlord using the same company that the Landlord has under contract to provide such service. Tenant shall not employ or contract with any person to do cleaning or perform janitorial services in the demised premises without the prior written consent of Landlord.

Q. Tenant assumes responsibility for protecting the demised premises from theft, robbery and pilferage. Tenant shall be responsible for locking all doors to the demised premises.

R. No area outside of the demised premises shall be used for storage at any time. All garbage shall remain within the demised premises until removal by janitorial personnel. Tenant shall pay the cost of removing trash from the demised premises in excess of that generated by normal office operations or at times other than the normally scheduled cleaning of the demised premises.

S. Smoking is prohibited in all common areas of the Building, including, without limitation, lobbies, corridors, elevators, restrooms, stairwells and the atrium.

T. The demised premises shall not be used for the purposes of hiring employees to work outside of the demised premises or for any other purpose which would generate more pedestrian or vehicular traffic than that generated by normal office uses.

EXHIBIT "C"

                                          CONSTRUCTION

Landlord and Tenant shall comply with the following procedures regarding the Tenant Improvements (which term shall be understood herein to mean any and all construction and other work required to remodel the demised premises from their “as-is” condition to be ready for occupancy by Tenant, excluding any furniture, data/telephone cable, fixtures, equipment or personal property of Tenant):

(a) On or before March 28, 2000, Tenant shall, at its sole cost and expense, prepare complete architectural and engineering working plans and specifications (sealed by an architect and engineer licensed in the State of Michigan) for the construction of the Tenant Improvements (the "Plans and Specifications").

(b) Within three (3) business days after receiving the Plans and Specifications, Landlord shall notify Tenant of its approval or disapproval thereof, in the latter event specifying the reasons therefor. Landlord agrees not to unreasonably withhold its approval of such Plans and Specifications. In the event Landlord shall disapprove the Plans and Specifications, Landlord and Tenant shall meet to resolve same, and following such meeting, Tenant shall cause such Plans and Specifications to be appropriately modified to accommodate the reasonable objections of Landlord discussed at such meeting.

(c) Within five (5) business days after receiving the final Design Plans and Specifications, Landlord shall cause its designated general contractor to submit to Tenant a quotation for the cost of constructing the Tenant Improvements in accordance with the Plans and Specifications, which quotation shall be reasonably itemized and shall include (i) any and all costs incurred to perform the Tenant Improvements, including, without limitation, the cost of any governmental permit and plan review fees, plus (ii) a fee of twelve percent (12%) of such total cost of the work for the general contractor's overhead, supervision and insurance. Tenant shall have the right to reasonably approve all subcontractors and subcontractor bids and to require Landlord to obtain competitive bids for any subcontractor work from qualified subcontractors reasonably approved by Landlord. It is understood that Tenant shall have the right to use the existing improvements in the demised premises in their as-is condition free of charge.

(d) Within two (2) business days after receiving Landlord's quotation, Tenant shall notify Landlord of its approval thereof or suggest modifications to the Plans and Specifications to reduce the cost of constructing the Tenant Improvements. The cost of any subsequent change orders to the original contract will be computed based upon the cost of the work plus twelve percent (12%) of such cost as the general contractor's fee, provided no change orders shall be issued without the prior written approval of Tenant. The total amount of the approved quotation, as increased by subsequent change orders, will be referred to herein as the "Tenant Improvement Cost". Upon receiving Tenant's approval of Landlord's quotation, Landlord shall cause its designated general contractor to commence construction of the Tenant Improvements and perform such work in a good and workmanlike manner.

(e) The Tenant Improvement Allowance set forth in Section 1(m) hereof, shall be paid by Landlord to the general contractor and subcontractors performing the work. Tenant shall pay the amount, if any, by which the Tenant Improvement Cost shall exceed the Tenant Improvement Allowance (as defined in Section 1(m) hereof), such excess to be paid within thirty (30) days following receipt of invoices to be issued upon completion of phases of the Tenant Improvements (such invoices to Tenant to be accompanied by copies of invoices from the subcontractors together with appropriate lien waivers).